EXHIBIT 21.2

SUBSIDIARIES OF AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

American Equity Investment Life Insurance Company

American Equity Capital Trust I

American Equity Capital Trust II

American Equity Capital Trust III

American Equity Capital Trust IV

American Equity Capital Trust VII

American Equity Capital Trust VIII

American Equity Capital Trust IX

American Equity Capital Trust X

American Equity Capital Trust XI

American Equity Capital Trust XII

American Equity Investment Properties, L.C.

American Equity Investment Capital, Inc.

American Equity Investment Life Insurance Company of New York

American Equity Investment Service Company